UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2014

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of ImmunoCellular Therapeutics, Ltd. (the “Company”) was held on June 13, 2014. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 30, 2014.

Proposal I – The Company’s stockholders voted in favor of the election of each of the six nominated individuals to serve as directors until the 2015 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard Chin, M.D.	5,788,871	227,826	35,591,465
Andrew Gengos	5,822,137	194,560	35,591,465
Helen S. Kim	5,778,835	237,862	35,591,465
Rahul Singhvi, Sc.D.	5,752,548	264,149	35,591,465
Gary S. Titus	5,811,641	205,056	35,591,465
John S. Yu, M.D.	5,777,597	239,100	35,591,465

Proposal II – The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
40,875,571	456,906	275,865	0

Proposal III – The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
4,911,714	982,639	122,344	35,591,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Principal Accounting Officer